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                                                                    Exhibit 1(a)
                                                               B&W Draft 5/31/96



                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                              (an Ohio corporation)

                                 DEBT SECURITIES



                     UNDERWRITING AGREEMENT BASIC PROVISIONS



                                                                  _______ , 1996



Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York  10048

Dear Sirs:


1. INTRODUCTORY. Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), proposes to issue and sell its senior debt securities (the "Senior Securities") or its subordinated debt securities (the "Subordinated Securities"), or both, from time to time, in one or more offerings on terms to be determined at the time of sale. The Senior Securities will be issued under an indenture dated as of May 1, 1994 (the "Senior Indenture") between the Company and National City Bank, as trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an indenture dated as of May 1, 1994 (the "Subordinated Indenture") between the Company and Chemical Bank, as trustee (the "Subordinated Trustee"). The term "Trustee" as used herein shall refer to either the Senior Trustee or the Subordinated Trustee, as appropriate, for Senior Securities or Subordinated Securities. The Senior Indenture and the Subordinated Indenture, each as amended or supplemented from time to time, are each sometimes referred to as the "Indenture." Each series of Senior Securities or Subordinated Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption and/or repayment





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provisions, conversion provisions, sinking fund requirements, if any, and any other variable terms which the Senior Indenture or the Subordinated Indenture, as the case may be, contemplates may be set forth in the Senior Securities and the Subordinated Securities as issued from time to time. The Senior Securities or the Subordinated Securities may be offered either together or separately. As used herein, "Securities" shall mean the Senior Securities or the Subordinated Securities or any combination thereof. As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 11 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the principal amount of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof), the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates, conversion provisions, redemption and/or repayment provisions and sinking fund requirements. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the principal amount of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the





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Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms
Agreement.

         2. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (such latter date being referred to herein as a "Representation Date"), that:

                      (i) A registration statement on Form S-3 (No. 333- ) for the registration of the Securities (including the Underwritten Securities) and certain of the Company's equity securities and warrants to purchase equity securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations"), has heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and has been filed with the Commission under the 1933 Act. One or more amendments to such registration, as may have been required and copies of which have heretofore been delivered to you, have been so prepared and filed prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission and each of the Senior Indenture and the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended, if applicable) and the registration statements of the Company on Form S-3 (Nos. 33-94182 and 33-90182), to the extent the applicable Terms Agreement relates to Underwritten Securities registered thereunder in accordance with Rule 429 of the 1933 Act, on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of Underwritten Securities provided to the Underwriters for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act")





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         or otherwise, are referred to herein as the "Registration Statement"
         and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. If the Company elects to reply on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be both the registration statements referred to above (Nos. 333- , 33-94182 and 33-90182) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                     (ii) At the time the Registration Statement became effective, the Registration Statement and the Prospectus conformed, and as of the applicable Representation Date will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act. At the time the Registration Statement became effective, the Registration Statement did not, and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date and at Closing Time (as hereinafter defined) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they





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         were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) (the "Statement of Eligibility") of the Senior Trustee and the Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively.

                    (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 4(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business, and (C) except for regular quarterly dividends on the Company's common shares, and regular dividends declared, paid or made in accordance with the terms of any class or series of the Company's preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.






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                      (v) The consolidated financial statements and supporting
         schedules of the Company included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified and the consolidated financial statements of Developers Diversified Group ("DDG") included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of DDG as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein.

                     (vi) Price Waterhouse LLP, who have expressed their opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

                    (vii) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its





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         incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                   (ix) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                     (x) If applicable, the capitalization of the Company is as set forth in the Prospectus under "Capitalization;" the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (xi) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), the Underwritten Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless or whether enforcement is considered in a proceeding in equity or at law); the Underwritten Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus; and the Underwritten Securities will be entitled to the benefits provided by the Indenture.





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                    (xii) If applicable, the Common Shares issuable upon
         conversion of any of the Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive or other similar rights; the Common Shares so issuable will conform in all material respects, as of the applicable Representation Date, to all statements relating thereto contained in the Prospectus.

                    (xiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, or the Indenture, or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                     (xiv) Neither the Company nor any of its subsidiaries, is in violation of its respective articles of incorporation or other organizational document, or its Code of Regulations or bylaws, as the case may be (the "Code of Regulations"), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, the applicable





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         Terms Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the applicable Terms Agreement or the Indenture, except such as has been obtained or as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), state securities or Blue Sky laws or real estate syndication laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

                    (xv) The Company has full right, power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of the applicable Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been duly authorized, executed and delivered by the Company.

                      (xvi) With respect to its taxable years ended December 31, 1995, and its taxable years ending thereafter, the Company has operated and will continue to operate so as to qualify as a Real Estate Investment Trust ("REIT"), the Company qualified as a REIT for its taxable years ended December 31, 1993 and December 31, 1994 and the Company intends to make a timely election to be taxed as a REIT with respect to its taxable year ended December 31, 1995.

                     (xvii) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xviii) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks,





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         trade names or copyrights in order to conduct the business now operated by them.

                   (xix) If applicable, the Underwritten Securities have been approved for listing on the New York Stock Exchange.

                     (xx) (A) The Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties (the "Portfolio Properties") described in the Prospectus (or documents incorporated by reference therein) as being owned by the Company or its subsidiaries, except with respect to properties described in the Prospectus (or documents incorporated by reference therein) as being held by the Company through joint ventures, in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, the "Defects"), except such as do not materially adversely affect the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Company or such subsidiaries, as the case may be; (B) the joint venture interest in each property described in the Prospectus (or documents incorporated by reference therein) as being held by the Company through a joint venture, is owned, free and clear of all Defects except for such Defects that will not have a material adverse effect on the business, earnings or business prospects of the Company and its subsidiaries considered as one enterprise; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Company, its subsidiaries or, to the best of the Company's knowledge, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (E) no tenant under any of the leases pursuant to which the Company or its subsidiaries leases any of the Portfolio Properties has an option or right of first refusal to purchase the premises demised under such lease, except for (i) Kmart Corporation, (ii) the tenants at the Portfolio Property located in Solon, Ohio, (iii) as otherwise described in the Prospectus (or document incorporated by reference therein), and (iv) such options or rights of first refusal that, if exercised, would not have a material adverse effect on the condition, financial





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         or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (F) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and
         (G) the Company does not have knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                      (xxi)The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the joint venture owning each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                     (xxii)The mortgages and deeds of trust encumbering the Portfolio Properties are not convertible and neither the Company nor any of its subsidiaries hold a participating interest therein and said mortgages and deeds of trust are not





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         cross-defaulted or cross-collateralized to any property not owned by the Company or its subsidiaries.

                    (xxiii)The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Portfolio Properties or of (b) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                  (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the applicable Representation Date subsequent thereto.


3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS. (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the





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aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities less an amount equal to any interest paid or payable on the Initial Underwritten Securities and not payable on the Option Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time, date and place of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement).

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood, 58th Floor, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the applicable Terms Agreement, or if such Terms Agreement is executed subsequent to 4:30 P.M. on the date of its execution, on the fourth business day, or at such other time as shall be agreed upon by you and the Company (each such time and date of payment and delivery being referred to herein as the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Brown & Wood, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by certified or official bank check or checks in Federal or similar same-day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or the Date of Delivery, as the case may be.

         If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least one business day prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

         4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants with the several Underwriters participating in the offering of Underwritten Securities that:

         (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture, as the case may be, pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations.

         (b) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise you promptly of the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act. The Company will advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information.

         (c) If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Terms Agreement.

         (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing, and will not file any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object in writing or which is not in material compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations as applicable.

         (e) The Company will deliver to each Underwriter a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) and will also deliver to such Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference but without exhibits).

         (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (g) If at any time after the effective date of the Registration Statement when a prospectus relating to the Underwritten Securities is required to be delivered under the 1933 Act or the 1934 Act any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the 1933 Act or the 1934 Act, the Company will promptly notify you thereof and will amend or supplement the Registration Statement or the Prospectus to correct such statement or omission whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise.

         (h) The Company will cooperate with the Underwriters to enable the Underwritten Securities and the Common Shares issuable upon conversion of the Securities, if any, to be qualified for sale under the securities laws and real estate syndication laws of such jurisdictions as you may designate and at the request of the Underwriters will make such applications and furnish such information as may be required of it as the issuer of the Underwritten Securities and the Common Shares issuable upon conversion of the Securities, if any, for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Underwritten Securities and the Common Shares issuable upon conversion of the Securities, if any, to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Underwritten Securities; and in each jurisdiction in which the Underwritten Securities and the Common Shares issuable upon conversion of the Securities, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Common Shares issuable upon conversion of the Securities, if any; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

         (i) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but in any event no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Regis tration Statement.

         (j) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to you and, upon request, to each of the other Underwriters, (i) copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to you, (ii) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange. In the event the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the 1933 Act Regulations.

         (k) The Company will use the net proceeds received by it from the sale of Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (l) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur.

         (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (n) The Company will not, between the date of the applicable Terms Agreement and the termination of any trading restrictions or the Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company with a maturity of more than one year (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), or if such Terms Agreement relates to Senior Securities or Subordinated Securities that are convertible into Common Shares, any Common Shares or any security convertible into Common Shares (except for Common Shares issued pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, or employee stock option plans), except as may otherwise be provided in the applicable Terms Agreement.

         (o) If applicable, the Company will reserve and keep available at all times, free of preemptive rights or other similar rights, a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Securities.

         (p) If applicable, the Company will use its best efforts to list the Common Shares issuable upon conversion of the Securities on the New York Stock Exchange or such other national exchange on which the Company's Common Shares are then listed.

         (q) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, Section 1, P. 17,130 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

         5. PAYMENT OF EXPENSES. The Company will pay, directly or by reimbursement, all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the cost of printing, filing and distributing to the Underwriters copies of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, of the Trustee and its counsel and of any applicable calculation agent or exchange rate agent, (v) the qualification of the Underwritten Securities, and the Common Shares issuable upon conversion of the Securities, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 4(h), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto including the abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, and of the Prospectus and any amendments or supplements thereto, (vii) the cost of reproducing and distributing to the Underwriters copies of the Indenture,
(viii) the cost of reproducing and delivering to the Underwriters copies of the Blue Sky Survey, (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (x) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities or the Common Shares issuable upon conversion of the Securities, if any, on any national securities exchange, (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (xii) the cost of providing any CUSIP or other identification numbers for the Underwritten Securities or the Common Shares issuable upon conversion of the Securities, if applicable, and (xiii) the fees and expenses of any depositary in connection with the Underwritten Securities.

         6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section
15 of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto including the abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through you or any other Underwriter, specifically for use in the preparation thereof; provided, however, that the Company shall not be liable with respect to any claims made against any Underwriter or any such controlling person under this subsection unless such Underwriter or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or controlling person, but failure to notify the Company of any such claim shall not relieve either of them from any liability which they may have to such Underwriter or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or controlling person or persons and the Company and such Underwriter or Underwriters or controlling person or persons have been advised by counsel that one or more legal defenses may be available to it or to them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's written consent. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through you or any other Underwriter, specifically for use in the preparation thereof; provided, however, that an Underwriter shall not be liable with respect to any claims made against the Company or any person against whom the action is brought unless the Company or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said officer and directors and other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any indemnified party and such Underwriter, and any such indemnified party has been advised by counsel that one or more legal defenses may be available to it which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

         (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the applicable Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

         7. SURVIVAL OF INDEMNITIES, REPRESENTATION, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, and the several Underwriters, as set forth in this Agreement or the applicable Terms Agreement or made by them respectively, pursuant to this Agreement or the applicable Terms Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Underwritten Securities.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the Representation Date, Closing Time and at each Date of Delivery, of the representations and warranties made herein by the Company, to the accuracy of the statements of the Company's officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of such Closing Time and at each Date of Delivery by the Company, with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Time, or Date of Delivery, as the case may be, and to the following additional conditions:

                  (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, (ii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

                  (b) At the time of execution of the applicable Terms Agreement, you shall have received from Price Waterhouse LLP a letter, dated the date of such execution, in form and substance satisfactory to you, to the effect that:

                      (i) they are independent accountants with respect to the
                  Company and its subsidiaries and DDG within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company and DDG included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, and the related published rules and regulations; (iii) it is their opinion that the financial statements of the properties acquired or proposed to be acquired by the Company included in the Company's Forms 8-K dated May 8, 1995 and November 3, 1995, each of which is incorporated by reference in the Company's Registration Statement and covered by their opinions therein comply as to form with the applicable accounting requirements of the 1933 Act and the 1934 Act with respect to real estate operations acquired or to be acquired; (iv) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited pro forma condensed financial statements included in the Company's aforementioned Forms 8-K, the Company's Form 8 dated December 1, 1995 and the Company's Form 8-K dated May 31, 1996 do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, (C) the information included or incorporated by reference in the Registration Statement and the applicable Prospectus under the caption "Selected Consolidated Financial Data" did not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K, or (D) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or in the consolidated long term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated net income or consolidated net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.


         (c) At Closing Time, you shall have received from Price Waterhouse LLP a letter, dated Closing Time, to the effect that such accountants reaffirm, as of Closing Time, and as though made on such Closing Time, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 8, except that the specified date will be a date not more than three days prior to the Closing Date.

                  (d) At Closing Time, you shall have received from Baker & Hostetler, counsel for the Company, an opinion, dated as of Closing Time, to the effect that:

                     (i) The Company has been duly organized and is validly
                  existing as a corporation in good standing under the laws of the State of Ohio.

                    (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                    (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                      (iv) If the Company has one or more significant
                  subsidiaries, as defined in Rule 405 of the 1933 Act (each a "Significant Subsidiary"), each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                     (v) The number of issued and outstanding shares of capital stock of the Company is as set forth in the

                  Prospectus under "Capitalization" and the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding capital stock of the Company's subsidiaries have been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (vi) The Underwritten Securities have been duly and
                  validly authorized by all necessary corporate action and, when executed, authenticated and delivered pursuant to the provisions of the Indenture and against payment of the consideration therefor specified in the applicable Terms Agreement or the Delayed Delivery Contracts, if any, the Underwritten Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (vii) If applicable, the Common Shares, Preferred Shares or
                  Depositary Shares issuable upon conversion of any of the Senior Securities or the Subordinated Securities have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action and such shares, when issued upon such conversion or exercise and the payment of any required consideration in connection therewith, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.

                    (viii) Each of this Agreement, the applicable Terms
                  Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered by the Company.

                    (ix) The Indenture has been duly and validly authorized,
                  executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (x) The Indenture has been duly qualified under the 1939 Act.

                    (xi) The Registration Statement is effective under the 1933
                  Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                   (xii) The Registration Statement and the Prospectus,
                  excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the 1933 Act Regulations in all material respects. It being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee.

                    (xiii) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                     (xiv) The Underwritten Securities, the Common Shares
                  issuable upon conversion of the Senior Securities or Subordinated Securities, if applicable, and the Indenture conform in all material respects to the statements relating thereto contained in the Prospectus.

                    (xv) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements and financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (xvi) To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to the best of their knowledge, all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries considered as one enterprise.

                  (xvii) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of their knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                    (xviii) No authorization, approval or consent of any
                  court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement and the Indenture except such as may be required under the 1933 Act, the 1934 Act, and state securities laws or Blue Sky laws or real estate syndication laws; to the best of their knowledge, the execution and delivery of this Agreement and the Terms Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which they may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) nor will such action result in violation of the provisions of the articles of incorporation or Code of Regulations of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

                   (xix) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

                    (xx) The information in the Prospectus, if applicable, under the captions "Description of Debt Securities," "Certain Anti-Takeover Provisions of Ohio Law" and "Federal Income Tax Considerations," and, if applicable, any similar matters set forth in the Prospectus Supplement under a caption or captions to be set forth in such opinion, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

                    (xxi) The Company has qualified as a REIT for the taxable
                  years ended December 31, 1993 and December 31, 1994, and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year ended December 31, 1995 and thereafter provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT.


(e) The Representatives shall have received from Brown & Wood, counsel for the Underwriters, their opinion or opinions dated Closing Time with respect to the matters set forth in (i), (vi) to (xii), inclusive, (xiv) and (xv) of subsection
(d) of this Section, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                  In giving their opinion, Brown & Wood may rely as to matters involving the laws of the State of Ohio upon the opinion of Baker & Hostetler. Baker & Hostetler and Brown & Wood may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.

                  (f) At the Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, and the 1933 Act Regulations and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries which would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein, (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the Prospectus, (iii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iv) neither the Company nor any of its subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (v) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (vi) you shall have received at Closing Time a certificate of the President and the Chief Financial Officer of the Company, dated as of Closing Time, evidencing compliance with the provisions of this subsection (f). As used in this subsection (f), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                  (g) You shall have received certificates, dated Closing Time, of the President and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in Section 2(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

                  (h) The Company shall have furnished to you such additional certificates as you may have reasonably requested as to the accuracy, at and as of Closing Time, of the representations and warranties made herein by them, as to compliance, at and as of Closing Time, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to Closing Time, and as to other conditions to the obligations of the Underwriters hereunder.

                  (i) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 3 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

                      (i) A letter from Price Waterhouse LLP in form and
                  substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 8(b), except that the specified date in the letter furnished pursuant to this Section 8(i) shall be a date not more than three days prior to such Date of Delivery.

                     (ii) The opinion of Baker & Hostetler, counsel for the
                  Company, in form and substance satisfactory to Brown & Wood, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
                  Section 8(d).

                    (iii) The opinion of Brown & Wood, counsel for the
                  Underwriters, dated such Date of Delivery, relating to the Options Securities and otherwise to the same effect as the opinion required by Section 8(e).

                     (iv) A certificate, dated such Date of Delivery, of the
                  President and the Chief Financial Officer of the Company confirming that the certificate or certificates delivered at Closing Time pursuant to Section 8(f) and Section 8(g) remains or remain true as of such Date of Delivery.

                      (v) Such additional certificates, dated such Date of
                  Delivery, as you may have reasonably requested pursuant to
                  Section 8(h).

         If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required to be satisfied, the applicable Terms Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to Closing Time, but you shall be entitled to waive any of such conditions.

         9. TERMINATION. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange or if trading generally on the New York or American Stock Exchanges shall have been suspended or minimum or maximum prices shall have been established on either such exchange, or a banking moratorium shall have been declared by New York or United States authorities; (ii) there shall have been any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in your judgment, makes it impracticable or inadvisable to offer or sell the Underwritten Securities; (iii) there shall have been, since the date of the applicable Terms Agreement or since the respective dates as to which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (iv) there shall be any litigation against the Company or the Properties, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Underwritten Securities on the terms contemplated by the Prospectus, or (v) if the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of the Company on what is commonly termed a "watch list" for possible downgrading. As used in this
Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (c) In the event of any such termination, the covenants set forth in
Section 4 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement.

         10. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement or the applicable Terms Agreement shall be terminated by you under Section 8, Section 9 or Section 12, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to their obligations pursuant to Section 6, hereof, except when you terminate this Agreement pursuant to clause (a), (b)(i) or (b)(ii) of Section 9, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement or the applicable Terms Agreement and the proposed purchase of the Underwritten Securities, and promptly upon demand the Company, will pay such amounts to you for and on behalf of such Underwriter. In addition, the provisions of Section 6 shall survive any such termination.

         11. DEFAULT BY UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase Underwritten Securities under the applicable Terms Agreement at the Closing Time and the aggregate principal amount of Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Underwritten Securities which the Underwriters are obligated to purchase at the Closing Time, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the full amount of the Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate principal amount of Underwritten Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of Underwritten Securities and arrangements satisfactory to you and the Company for the purchase of such Underwritten Securities by other persons are not made within 48 hours after such default, the applicable Terms Agreement shall terminate.

         If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the Underwritten Securities of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the Closing Time for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective principal amounts of Underwritten Securities to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of the applicable Terms Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of the applicable Terms Agreements pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

         12. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Time to sell and deliver the principal amount of Underwritten Securities which it is obligated to sell pursuant to the applicable Terms Agreement, then such agreement shall terminate without any liability on the part of any non-defaulting party, other than obligations under Section 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

         13. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to you, c/o Dean Witter Reynolds Inc., at Two World Trade Center, 65th Floor, New York, New York 10048, Attention: W. Blake Baird, Managing Director, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by you or if sent to the Company shall be mailed, delivered or telegraphed and confirmed at 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022, Attention: Scott A. Wolstein, President and Chief Executive Officer.

         14. SUCCESSORS. This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to such Terms Agreement, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement or such Terms Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company, contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act, and the indemnities given by the several Underwriters shall also be for the benefit of each director of the Company, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act.

         15. APPLICABLE LAW. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Specified times of day refer to New York City time.

         16. COUNTERPARTS. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                             Very truly yours,

                                             DEVELOPERS DIVERSIFIED REALTY
                                               CORPORATION



                                             By:
                                                ------------------------------
                                                  Name:
                                                  Title:


Accepted and delivered,
as of the date first above written:

DEAN WITTER REYNOLDS INC.



By:
   --------------------------------
     Name:
     Title:

                                                                       Exhibit A


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                              (an Ohio corporation)

                              [Title of Securities]

                                 TERMS AGREEMENT


                                                            Dated:       , 1996


To:      Developers Diversified Realty Corporation
         34555 Chagrin Boulevard
         Moreland Hills, Ohio  44022

Attention:  Mr. Scott A. Wolstein
            President and Chief Executive Officer

Dear Sirs:

         We (the "Representative") understand that Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), proposes to issue and sell $ aggregate principal amount of its [Title of Securities] (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of Initial Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                                         Principal Amount
UNDERWRITER                                              OF DEBT SECURITIES
- -----------                                              ------------------


     Total                                                   ----------

                                                             ==========

         The Underwritten Securities shall have the following terms:
                                  [SECURITIES]


Title of Securities:
Currency:
Principal amount to be issued:
Current Ratings:
Interest rate or formula:
Interest payment dates:
Stated maturity date:
Redemption and/or repayment provisions:
Sinking fund requirements:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts: [authorized] [not authorized]
         [Date of Delivery:
         Minimum Contract:
         Maximum aggregate principal amount:
         Fee:       %]

Initial public offering price:      %, plus accrued interest, if any, or
amortized original issue discount, if any, from       , 19 .
Purchase price:       %, plus accrued interest, if any, or amortized original
issue discount, if any, from           , 19
(payable in [same] [next] day funds).
Conversion provisions:
Form:
Other terms:
Closing time, date and location:


         All the provisions contained in the document attached as Annex A hereto entitled "Developers Diversified Realty Corporation-Debt Securities-Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than o'clock P.M. (New York City time) on by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                            Very truly yours,

                                            DEAN WITTER REYNOLDS INC.


                                            By:_________________________

                                            Acting on behalf of itself and
                                              the other named Underwriters.

Accepted:

DEVELOPERS DIVERSIFIED REALTY CORPORATION


By:_________________________
   Name:
   Title:

                                                                       Exhibit B


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                              (an Ohio corporation)

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT
                            -------------------------



                                                                          , 19


Developers Diversified Realty Corporation
34555 Chagrin Boulevard
Moreland Hills, Ohio 44022

Attention:  Mr. Scott A. Wolstein
            President and Chief Executive Officer

Dear Sirs:

         The undersigned hereby agrees to purchase from Developers Diversified Realty Corporation (the "Company"), and the Company agrees to sell to the undersigned on __________, 19__ (the "Delivery Date"), of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated __________, 19__, as supplemented by its Prospectus Supplement dated ___________, 19__, receipt of which is hereby acknowledged at a purchase price of _____% of the principal amount thereof, plus accrued interest from __________, 19__,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of

                           , on the Delivery Date, upon delivery to
the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before __________, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated __________, 19__ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

         This Agreement shall be governed by the laws of the State of New York.

                                                Yours very truly,

                                                -----------------------------
                                                    (Name of Purchaser)

                                                By___________________________
                                                           (Title)

                                                -----------------------------

                                                -----------------------------
                                                           (Address)
Accepted as of the date first above written.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By___________________________
           (Title)

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)


                                                    Telephone No.
             NAME                               (INCLUDING AREA CODE)
             ----                               ---------------------